UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 9, 2017

SINCERITY APPLIED MATERIALS HOLDINGS CORP.
(Exact Name of Registrant as Specified in Charter)

Nevada	333-201365	30-0803939
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Level 4, 10 Yarra Street
South Yarra (Australia) VIC 3141
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: + 61-3-98230361

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

On November 9, 2017 we entered into a Securities Purchase Agreement (“SPA”) with Emunah Funding, LLC (“Emunah”) and Fourth Man, LLC (“Fourth Man”), Emunah and Fourth Man hereinafter being collectively referred to as the “Purchasers,” pursuant to which we issued and sold to the Purchasers convertible promissory notes, dated November 9, 2017, in the aggregate principal amount of $108,000 (the “Notes”). The Notes were subject to an 8% original issue discount resulting in an aggregate purchase price to the Purchasers of $100,000. Pursuant to the SPA, we also issued three year warrants (the “Warrants) to the Purchasers, dated November 9, 2017, consisting of Class A Warrants to purchase up to an aggregate of 102,858 shares (subject to adjustment) of our common stock at an initial exercise price of $6.00 per share and Class B Warrants to purchase up to an aggregate of 800,000 shares (subject to adjustment) of our common stock at an initial exercise price of $7.50 per share. The Class A Warrants and Class B Warrants are hereinafter referred to as the “Warrants”. The SPA provides for us to register the shares issuable upon conversion of the Notes and the exercise of the Warrants. We are required to file a registration statement (the “Registration Statement”) with respect to the shares underlying the Notes and Warrants within 30 days of the November 9, 2017 issuance date and have such Registration Statement declared effective not more than 120 days following such issuance date.

The outstanding principal balance of the Notes, including accrued interest then due thereon, can be prepaid by us, in whole or in part, at any time during the 179 day period following November 9, 2017, upon five business days prior written notice, at a premium of 118%. Commencing on February 9, 2018 and monthly thereafter we are required to pay all accrued interest then due on the Notes together with 15% of the original principal amount of the Notes. The Notes are convertible at any time commencing 170 days after November 9, 2017 at 75% of the lowest trading price for our common stock during the 20 trading days ending on the last trading day prior to the conversion date. We are required to initially reserve 2,000,000 shares of our common stock to cover Note conversions and Warrant exercises. We are also required to cause our transfer agent to issue and transfer shares to the holders of the Notes within five trading days of our receipt of a conversation notice. If we fail to deliver certificates within the required delivery period, the converting holder has the right to rescind such conversion and we will be required to pay liquidated damages to such holders. Such delivery failure may also subject us to the buy-in liability. The conversion price of the Notes is subject to customary adjustments for stock splits and stock dividends, subsequent rights offerings, pro rata shareholder distributions and fundamental transactions. The conversion price is also subject to full ratchet anti-dilution protection triggered by sales of our common stock or common stock equivalents, excluding Exempt Issuances, as such term is defined therein, during the term of the Notes, at a price below the conversion price in effect at the time of issuance. The Notes also contain negative covenants which restrict our ability to enter into certain transactions or take certain actions while the Notes are outstanding without the prior written consent of the holders of the Notes. If an Event of Default, Fundamental Transaction or Change of Control Transaction, as such terms are defined in the Notes, occurs, the outstanding principal amount of the Notes, liquidated damages, and other amounts owing in respect thereof through the date of acceleration, becomes, at the holders’s election ,immediately due and payable in cash at the Mandatory Default Amount, as such term is defined in the Notes. Commencing on the maturity date of the Notes, if the Notes have not been repaid by such date, or five days after the occurrence of an Event of Default, interest on the Notes accrues at the rate of 24% per annum or the maximum rate permitted under applicable law. The Notes contain customary Events of Default including, but not limited to, (i) the failure to pay principal, interest or liquidated damages when due; (ii) breach of Note covenants or agreements; (iii) breach of representation or warranties made in the Notes or other transaction documents; (iv) bankruptcy events; (v) Change of Control or Fundamental Transactions; (vi) failure to satisfy current public information requirements under Rule 144; (vii) certificate delivery failures; (viii) breaches of material terms of the SPA; (ix) the entry of a monetary judgment, writ or similar final process involving more than $50,000 which remains unvacated, unbonded or unstayed for a period of 90 days; (x) any dissolution, liquidation or winding up of our business; (xi) failure to maintain the listing of our common stock on a trading market; (xii) our effectuation of a reverse stock split without 10 days prior written notice to the holders; (xiii) the required restatement of our financial statements; or (xiv) our default under any of the other Notes.

The Class A Warrants are exercisable on a cashless basis. We are required to deliver certificates upon exercise within 3 trading days of our receipt of all holder deliverables. Failure to do so requires us to pay liquidated damages to the holders and subjects us to potential buy-in liability. The Class A Warrants contain adjustment provisions, including full ratchet anti-dilution rights, which are identical, in all material respects, to those contained in the Notes. The Class B Warrants are identical to the Class A Warrants in all material respects except that they are not exercisable on a cashless basis, they have a higher initial exercise price, are exercisable for more shares than the Class A Warrants and have exercise limitations. The Class B Warrants cannot be exercised absent a default under the Notes. They are not exercisable prior to the 16th day after an Event of Default under the Notes. For every $27 of principal repaid on the Notes prior to an Event of Default or within 15 day of an Event of Default, 200 Warrants exercisable under the holder’s Class B Warrants will be cancelled such that if the entire principal amount and all accrued interest due on a holder’s Note is repaid prior to the 16th day after an Event of Default, all of the Warrants exercisable under the holder’s Class B Warrants will be cancelled and will no longer be exercisable.

Item 3.02.    Unregistered Sale of Equity Securities.

Reference is made to the disclosures set forth under Item 1.01 above, which disclosures are incorporated herein by reference.

Effective November 9, 2017 we issued convertible promissory notes in the aggregate principal amount of $108,000, three-year Class A Warrants exercisable for the purchase of an aggregate of 102,858 shares of our common stock at an initial exercise price of $6.00 per share and three-year Class B Warrants exercisable for the purchase of an aggregate of 800,000 shares of our common stock at an initial exercise price of $7.50 per share in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Securities Purchase Agreement dated November 9, 2017
10.2	Form of 12% Convertible Promissory Note dated November 9, 2017
10.3	Form of Class A Warrant dated November 9, 2017
10.4	Form of Class B Warrant dated November 9, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SINCERITY APPLIED MATERIALSHOLDINGS CORP.

Date: November 20, 2017	By:	/s/ Zhang Yiwen
Name: Zhang Yiwen
Title: Chief Executive Officer

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